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Exhibit (a)(1)(D)

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE
CHANGED YOUR MIND AND YOU DO NOT WANT TO EXCHANGE
YOUR ELIGIBLE OPTIONS

THINKORSWIM GROUP INC.
OFFER TO EXCHANGE ELIGIBLE STOCK OPTIONS
FOR RESTRICTED STOCK UNITS

WITHDRAWAL FORM

        You previously received (1) a copy of the Offer to Exchange Eligible Stock Options for Restricted Stock Units (the "Offer to Exchange"); (2) the cover letter or e-mail from Investor Relations, dated April 17, 2009; (3) an election form; and (4) this withdrawal form. You signed and returned the election form, in which you elected to ACCEPT the exchange offer by thinkorswim Group Inc. ("thinkorswim") to exchange all of your eligible options. You should submit this form only if you now wish to change that election and REJECT thinkorswim's offer to exchange all of your eligible options.

        To withdraw your election to exchange all of your eligible options, you must sign, date and deliver the completed and attached withdrawal form via facsimile, e-mail (via PDF or similar imaged document file), registered mail, Federal Express or UPS before 5:00 p.m., Eastern Time, on May 15, 2009 (unless we extend the exchange offer) to:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305
  Fax: (801) 816-7200
  E-mail:   stockoptions@thinkorswimgroup.com

        You should note that if you withdraw your acceptance of the exchange offer with respect to your eligible options, you will not receive any restricted stock units pursuant to the exchange offer in replacement for the withdrawn options. You will keep all of your eligible options. These options will continue to be governed by the plan under which they were granted, and by the existing option agreements between you and thinkorswim, except as adjusted in connection with the acquisition of thinkorswim by TD AMERITRADE Holding Corporation as described in further detail in Section 8 of the Offer to Exchange.

        You may change this withdrawal, and again elect to exchange all of your eligible options by submitting a new election form to Frank Milano at ICR Inc. before 5:00 p.m., Eastern Time, on May 15, 2009 (unless we extend the exchange offer).

        Please check the box:

        ☐ I wish to withdraw my election to exchange and instead REJECT the Offer to Exchange ALL of my eligible options.

        Please sign this withdrawal form and print your name exactly as it appears on the election form.

Signature of Eligible Individual or Authorized Signatory
Name (Please print)
Title of Authorized Signatory, if applicable (Please print)
Date and Time	E-mail Address

RETURN TO FRANK MILANO AT ICR INC. BEFORE
5:00 P.M., EASTERN TIME, ON MAY 15, 2009
(OR SUCH LATER DATE UPON WHICH THE OFFER TO EXCHANGE EXPIRES).

THINKORSWIM GROUP INC.
OFFER TO EXCHANGE ELIGIBLE STOCK OPTIONS
FOR RESTRICTED STOCK UNITS

INSTRUCTIONS TO THE WITHDRAWAL FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Delivery of Withdrawal Form.

        A properly completed and signed copy of this withdrawal form must be received via facsimile, e-mail (via PDF or similar imaged document file), registered mail, Federal Express or UPS before 5:00 p.m., Eastern Time, on May 15, 2009 (referred to as the expiration date) by:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305
  Fax: (801) 816-7200
  E-mail:   stockoptions@thinkorswimgroup.com

        If thinkorswim extends the exchange offer, the completed withdrawal form must be received by Frank Milano at ICR Inc. by the date and time of the extended expiration of the exchange offer.

        The delivery of all required documents, including withdrawal forms, is at your risk. thinkorswim has no obligation to confirm the receipt of your withdrawal form. Delivery will be deemed made only when actually received by Frank Milano at ICR Inc. In all cases, you should allow sufficient time to ensure timely delivery. Only responses that are complete, signed, and actually received by Frank Milano, at ICR Inc., by the deadline will be accepted. Responses may be submitted only via fax, e-mail, registered mail, Federal Express or UPS. Responses that are received after the deadline or submitted by any other means, including hand delivery, interoffice, or a third party shipping company other than Federal Express or UPS (for example, Airborne Express), will not be accepted.

        Although by submitting a withdrawal form you have withdrawn all of your previously tendered options from the exchange offer, you may change your mind and re-elect to exchange all of your eligible options until the expiration of the exchange offer. You should note that you may not rescind any withdrawal and all eligible options withdrawn will be deemed not properly tendered for purposes of the exchange offer, unless you properly re-elect to exchange all eligible options before the expiration date of this exchange offer. Tenders to re-elect to exchange eligible options may be made at any time before the expiration date of this exchange offer. If thinkorswim extends the exchange offer beyond that time, you may re-tender your eligible options at any time until the extended expiration date of the exchange offer.

        To re-elect to tender the withdrawn eligible options, you must deliver a later dated and signed election form with the required information via facsimile, e-mail (via PDF or similar imaged document file), registered mail, Federal Express or UPS before 5:00 p.m., Eastern Time, on May 15, 2009, to:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305
  Fax: (801) 816-7200
  E-mail:   stockoptions@thinkorswimgroup.com

        Your options will be deemed not properly tendered for purposes of the exchange offer unless the withdrawn options are properly re-tendered for exchange before the expiration date of this exchange offer by delivery of a new election form following the procedures described in the instructions to the election form. This new election form must be properly completed, signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly completed, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election and/or withdrawal form received by us prior to the expiration date.

2.     Signatures on this Withdrawal Form.

        If this withdrawal form is signed by the holder of the eligible options, the signature must generally correspond with the name as written on the face of the option agreement or agreements to which the options are subject. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be identified on the election form. You do not need to return your stock option agreement(s) relating to any tendered eligible options.

3.     Other Information on this Withdrawal Form.

        In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.

4.     Requests for Assistance or Additional Copies.

        Any questions and any requests for additional copies of the Offer to Exchange, the election form or this withdrawal form may be directed to:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305
  Phone: (612) 333-9099
  E-mail:   stockoptions@thinkorswimgroup.com

  Copies will be furnished promptly at thinkorswim's expense.

5.     Irregularities.

        We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any withdrawal forms. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any withdrawal forms that we determine are not in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any of the conditions of the exchange offer or any defect or irregularity in any withdrawal form or for any particular eligible individual, provided that if we grant any such waiver, it will be granted with respect to all eligible individuals and tendered options. No withdrawal of options will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing eligible individual or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

        Important: The withdrawal form together with all other required documents must be received via facsimile, e-mail (via PDF or similar imaged document file), registered mail, Federal Express or UPS before 5:00 p.m., Eastern Time, on May 15, 2009 (unless thinkorswim extends the exchange offer), by:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305
  Fax: (801) 816-7200
  E-mail:   stockoptions@thinkorswimgroup.com

6.     Additional Documents to Read.

        You should be sure to read the Offer to Exchange, all documents referenced therein, and the cover letter or e-mail from Investor Relations, dated April 17, 2009, before making any decisions regarding participation in, or withdrawal from, the exchange offer.

7.     Important Tax Information.

        If you are subject to taxation in the U.S., you should refer to Section 13 of the Offer to Exchange, which contains important U.S. tax information. If you are subject to taxation in Russia or Singapore, you should refer to Schedules B and C attached to the Offer to Exchange which contain important tax and social insurance information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this exchange offer. If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

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COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND AND YOU DO NOT WANT TO EXCHANGE YOUR ELIGIBLE OPTIONS